UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Echo Global Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-150514

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.                                   Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.0001 per share (“Common Stock”), of Echo Global Logistics, Inc., a Delaware corporation (“Echo”), is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus which constitutes part of Echo’s Registration Statement on Form S-1 (No. 333-150514), initially filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2008, and amended by Amendment No. 1 to the Registration Statement filed with the Commission on June 9, 2008, amended by Amendment No. 2 to the Registration Statement filed with the Commission on June 27, 2008, amended by Amendment No. 3 to the Registration Statement filed with the Commission on August 4, 2008, amended by Amendment No. 4 to the Registration Statement filed with the Commission on July 24, 2009, amended by Amendment No. 5 to the Registration Statement filed with the Commission on August 26, 2009, amended by Amendment No. 6 to the Registration Statement filed with the Commission on September 16, 2009 and amended by Amendment No. 7 to the Registration Statement filed with the Commission on September 24, 2009, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.            Exhibits.

No exhibits are required to be filed because no other securities of Echo are registered on The NASDAQ Stock Market LLC and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Date: September 25, 2009	By:	/s/ David B. Menzel
		Name:	David B. Menzel
		Title:	Chief Financial Officer